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                                                                   EXHIBIT 10.22


                          CHANGE IN CONTROL AGREEMENT


     AGREEMENT dated as of the 22nd day of June 1992, between Rykoff-Sexton, Inc., a Delaware corporation (the "Company"), and Andre Mills (the "Executive").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company and its subsidiaries has been substantial.

     WHEREAS, the Board has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties.

     WHEREAS, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control (as defined herein).

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by the Executive for the Company, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) CAUSE.  Termination for "Cause" shall mean:
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               (i) the willful and continued failure by the Executive to
          substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or

               (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

Notwithstanding the foregoing, the Executive shall-not be deemed to have been terminated for Cause without (x) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (z) delivery to the Executive of a Notice of Termination from the Board finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail.

          (B) CHANGE IN CONTROL. A "Change in Control" of the Company shall occur if:

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               (i) any person (as defined in Sections 3(a) (9) and 13(d) (3) of the '34 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of 25% or more of combined voting power of the Company's then outstanding securities; or

               (ii) the occurrence within any twelve-month period during the term of the Agreement of a change in the Board with the result that the Incumbent Members do not constitute a majority of the Board.

          (C) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (D) DATE OF TERMINATION.  "Date of Termination" shall mean:

               (i) if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period); or

               (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is delivered to the Executive; provided that if within 30 days after any Notice of Termination is delivered to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties, by one or more qualified medical doctors in the case of Disability, or upon final judgment, order or

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          decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          (E) DISABILITY. "Disability" shall mean the Executive's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six consecutive months and within 30 days after Notice of Termination is thereafter given by the Company the Executive shall not have returned to the full-time performance of the Executive's duties. Provided, however, that if Executive shall not agree with a determination to terminate him because of Disability, the question of Executive's ability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

          (F) GOOD REASON.  Termination for "Good Reason" shall mean:

               (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Executive from or any failure to reelect the Executive to any of such positions; or

               (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to

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          time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company in the amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company effected in the preceding 12 months; or

               (iii) any failure by the Company to continue in effect any benefit plan or arrangement (including, without limitation, the Company's Profit Sharing Plan, group life insurance plan, and medical, dental, accident and disability plans) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company; or

               (iv) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, the Company's Senior Management Incentive Plan, bonus and contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control of the Company (or any other plans or arrangements

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          providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan; or

               (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's 1980 Stock Option Plan, 1988 Stock Option and Compensation Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan; or

               (vi) a relocation of the Company's principal executive offices to a location outside of Los Angeles, California, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Chance in Control of the Company, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company; or

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               (vii) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company; or

               (viii) any material breach by the Company of any provision of this Agreement; or

               (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

               (x) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination and for purposes of this Agreement, no such purported termination shall be effective.

          (G) INCUMBENT MEMBERS. "Incumbent Members" in respect of any twelve-month period, shall mean the members of the Board on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

          (H) NOTICE OF TERMINATION.   A "Notice of Termination" shall mean a
     written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any termination by the Company shall be communicated by a Notice of Termination.

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          (I) '34 ACT.  "'34 Act" shall mean the Securities Exchange Act of
     1934, as amended.

     2. TERM. This Agreement shall commence on the date first above written and shall continue in effect until June 22, 1994. Commencing on June 22, 1994, and each June 22 thereafter, the term of this Agreement shall automatically be extended for one additional year to June 22, 1995 and each June 22 thereafter, unless at least not later than the March 22 immediately preceding such June 22, the Company shall have given the Executive written notice that the Company does not wish to extend this Agreement; provided that this Agreement shall continue in effect beyond the term provided herein if a Change of Control shall have occurred during such term or if any obligation of the Company hereunder remains unpaid as of such time.

     3. SEVERANCE COMPENSATION UPON A CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT. If (a) a Change in Control of the Company shall have occurred while the Executive is an employee of the Company, and (b) within two (2) years from the date of such Change in Control (i) the Company shall terminate the Executive's employment other than for death, Disability, or Cause (it being understood that a purported termination for Disability or for Cause which is finally determined not to have been proper shall not be a termination for Disability or for Cause), or (ii) the Executive shall terminate his employment for Good Reason, then

          (A) the Company shall pay the Executive any earned and accrued but unpaid installment of base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts to which the Executive is entitled as of the Date of Termination under any

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     compensation plan or program of the Company, including, without limitation, all accrued vacation time; such payments to be made in a lump sum on or before the fifth day following the Date of Termination;

          (B) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive an amount equal to the product of (i) the sum of (a) the Executive's annual base salary in effect as of the Date of Termination and
     (b) the amount that otherwise would be earned under the Senior Management Incentive Plan or in any other executive compensation plan that the Executive is then participating for the year in which occurs such Date of Termination assuming all such funds under such Plan had been earned and
     (ii) the number 2.99; such payment to be made in a lump sum on or before the fifth calendar day following the Date of Termination;

          (C) for a period of not less than twenty-four (24) months following the Executive's Date of Termination, the Company will reimburse the Executive for all reasonable expenses incurred by him (but not including any arrangement by which the Executive prepays expenses for a period of greater than thirty (30) days) in seeking employment with another employer including the fees of a reputable outplacement organization; and

          (D) the Company shall maintain in full force and effect for two (2) years following the Executive's Date of Termination, for the continued benefit of the Executive, all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general

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     terms and provisions of such plans and programs.  In the event that the
     Executive's participation in any such plan or program is barred, the Company shall, at its sole cost and expense, arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

     4. NO OBLIGATION TO MITIGATE DAMAGES: NO EFFECT ON OTHER CONTRACTUAL RIGHTS. (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

     (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

     5. SUCCESSOR TO THE COMPANY. (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of

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any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 3 hereof.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     6. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:
     Rykoff-Sexton, Inc.
     761 Terminal Street

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     P.O. Box 21917
     Los Angeles, California 90021-0917
     Attn:  Mr. Roger W. Coleman


     If to the Executive:

     Mr. Andre Mills
     913 West Van Buren
     Chicago, Illinois 60607

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     8. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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     9.   COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10. FEES AND EXPENSES. The Company shall pay all fees and expenses (including attorney's fees) that the Executive may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement.

     11. CONFIDENTIALITY. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

     12. COMPANY'S RIGHT TO TERMINATE. Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the Executive has a written employment agreement with the Company, the Company may terminate the Executive's employment at any time, for any reason or no reason, and no provision contained herein shall affect the Company's ability to terminate the Executive's employment at any time, with or without Cause. Nothing in this Agreement shall in any way require the Company to provide any of the benefits specified in this Agreement prior to a Change in Control, nor shall this Agreement be construed in any way to establish any policies or other benefits for the Executive or any other employee of the Company whose employment with the Company is terminated prior to a Change in Control.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

By /s/ Robert J. Harter, Jr.           By /s/ Roger W. Coleman
   -------------------------              --------------------

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  Robert J. Harter, Jr.                Roger W. Coleman, President
  Assistant Secretary                    and Chief Executive Officer

ATTEST:

/s/ Laura Cunningham                   /s/ Andre Mills
___________________________            ____________________________
Witness                                Andre Mills

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